                                                                     EXHIBIT 3.1

FORM NO. 3A                                             REGISTRATION NO. EC24644


                                     [LOGO]

                                    BERMUDA


                          CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME


I HEREBY CERTIFY that in accordance with section 10 of THE COMPANIES ACT 1981 GLOBAL CROSSING HOLDINGS LTD. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as GLOBAL CROSSING LTD. on the 30TH day of APRIL, 1998.

                                    Given under my hand and the Seal of the
        [SEAL]                      REGISTRAR OF COMPANIES this 5TH
                                    day of MAY, 1998.

                                    /s/ illegible
                                    for REGISTRAR OF COMPANIES

FORM NO. 6                                              REGISTRATION NO. EC24644


                                     [LOGO]

                                    BERMUDA


                          CERTIFICATE OF INCORPORATION


I hereby in accordance with section 14 of THE COMPANIES ACT 1981 issue this Certificate of Incorporation and do certify that on the 18TH day of MARCH, 1998

                         GLOBAL CROSSING HOLDINGS LTD.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an EXEMPTED company.
                                    Given under my hand and the Seal of the
                [SEAL]              REGISTRAR OF COMPANIES this 23RD
                                    day of MARCH, 1998.

                                    /s/ illegible
                                    for REGISTRAR OF COMPANIES

FORM NO. 5                                              REGISTRATION NO. EC24644


                                     [LOGO]

                                    BERMUDA


                           CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF ASSOCIATION AND CONSENT
                            GRANTED BY THE MINISTER


              THIS IS TO CERTIFY that a Memorandum of Association
                                       of

                         GLOBAL CROSSING HOLDINGS LTD.
                         -----------------------------

and the consent granted by the Minister under section 6(1) of THE COMPANIES ACT 1981 ("the Act") were delivered to the Registrar of Companies on the 18TH day of MARCH, 1998 in accordance with the provisions of section 14(2) of the Act.

                                    Given under my hand this 23RD
                                    day of MARCH, 1998.

                                    /s/ illegible
                                    for REGISTRAR OF COMPANIES

Minimum Capital of the Company:     US$12,000.00
                                    ------------

Authorised Capital of the Company:  US$12,000.00
                                    ------------

FORM NO. 2
                                      LOGO
                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))
                           MEMORANDUM OF ASSOCIATION
                                       OF
                         GLOBAL CROSSING HOLDINGS LTD.


                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.        We, the undersigned, namely,

NAME  ADDRESS               BERMUDIAN   NATIONALITY         NUMBER OF
                              STATUS                         SHARES
                             (YES/NO)                      SUBSCRIBED

Jill Virgil-Smith              Yes        British               1
Cedar House,
41 Cedar Avenue
Hamilton, HM 12, Bermuda

Ruby L. Rawlins                Yes        British               1
Cedar House,
41 Cedar Avenue
Hamilton HM 12, Bermuda

Judith Morgan-Swan             Yes        British               1
Cedar House,
41 Cedar Avenue
Hamilton HM 12, Bermuda

Rachael M. Lathan              Yes        British               1
Cedar House,
41 Cedar Avenue
Hamilton HM 12, Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional direction of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.



4. The Company has power to hold land situate in Bermuda not exceeding in all, including the following parcels-


     Not Applicable



5. The authorized share capital of the Company is $12,000.00 divided into shares of one cent each. The minimum subscribed share capital of the Company is $12,000.00 in United States currency.



6.   The objects for which the Company is formed and incorporated are -

     See Attached



7.   The Company has the powers set out in the Schedule annexed hereto.

    (i) To carry on business as a holding company and to acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debentures, debenture stock, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being;

    (ii) To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

    (iii) To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or companies now or hereafter incorporated or acquired which may be or may become a Group Company (which expression, in this and the next following paragraph, means a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in The Companies Act 1981) or, with the prior written approval of the Minister of Finance, to any company or companies now or hereafter incorporated or acquired with which the Company may be or may become associated;

    (iv) To provide financing and financial investment, management and advisory services to any Group Company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company by such bank:

          Provided that the Company shall not be deemed to have the power to act as executor or administrator, or as trustee, except in connection with the issue of bonds and debentures by the Company or any Group Company or in connection with a pension scheme for the benefit of employees or former employees of the Company or a Group Company or their respective predecessors, or the dependants or connections of such employees or former employees;

    (v) As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof,


        /s/ illegible                                /s/  illegible
---------------------------------------         ------------------------------

        /s/ illegible                                /s/  illegible
---------------------------------------         ------------------------------

        /s/ illegible                                /s/  illegible
---------------------------------------         ------------------------------

        /s/ illegible                                /s/  illegible
---------------------------------------         ------------------------------

        (Subscribers)                                  (Witnesses)


SUBSCRIBED this 5th day of March, 1998

STAMP DUTY (To be affixed)
Not Applicable

                                  The Schedule


           (referred to in Clause 7 of the Memorandum of Association)
            --------------------------------------------------------


(a) To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

(b) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary or a holding company of the Company or otherwise associated with the Company.

(c) To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(d) To sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licenses, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

(e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or another arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(g) Subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed.

(h) To purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981.

FORM NO. 1A


                                     [LOGO]

                                    BERMUDA


                             THE COMPANIES ACT 1981


                                    CONSENT


                            PURSUANT TO SECTION 6(1)


In exercise of the powers conferred upon him by Section 6(1) of the Companies Act 1981. The Minister of Finance hereby gives his Consent to:


                         GLOBAL CROSSING HOLDINGS LTD.


to be registered as AN EXEMPTED Company under the Companies Act 1981, subject to the provisions of the said Act.


Date this 17th day of           March 1998.



                                             /s/ illegible
                                             Minister of Finance